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Warburg Pincus Emerging Growth
For the Period Ending October 31, 1995

     Common Shares


          One Year Total Return With Waivers:

                    ((13,391/10,000)/10,000) = 33.91%

          Five Year Aggregate Return With Waivers:

                    ((30,719/10,000)/10,000) = 207.19%

          Five Year Aggregate Return Without Waivers:

                    ((30,607/10,000)/10,000) = 206.07%

          Five Year Annualized Return With Waivers:

            ((30,719/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE] -1) = 25.15%

          Five Year Annualized Return Without Waivers:

            ((30,607/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE] -1) = 25.06%


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* - The preceding expression is being raised to the power 1/5.00274




          Inception Aggregate Return With Waivers:

                    ((35,654/10,000)/10,000) = 256.54%

          Inception Aggregate Return Without Waivers:

                    ((34,791/10,000)/10,000) = 247.91%

          Inception Annualized Return With Waivers:

             ((35,654/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE] -1) = 17.74%

          Inception Annualized Return Without Waivers:

              ((34,791/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE] -1) = 17.37%


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* - The preceding expression is being raised to the power 1/7.78356























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     Series 2 Shares

          One Year Total Return With Waivers:

                    ((13,324-10,000)/10,000) = 33.24%


          Inception Aggregate Return With and Without Waivers:

                    ((21,382/10,000)/10,000) = 113.82%


          Inception Annualized Return With and Without Waivers:

            ((21,382/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE] -1) = 18.05%



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* - The preceding expression is being raised to the power 1/4.58082